Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Navios Maritime Holdings Inc. of our report dated April 13, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Navios Maritime Holdings Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

December 21, 2018